JOHN HANCOCK INSTITUTIONAL SERIES TRUST


Abolition of John Hancock Active Bond Fund, John Hancock Core Growth Fund, John Hancock Core Value Fund, John Hancock Independence Balanced Fund, John Hancock Independence Medium Capitalization Fund, John Hancock International Equity Fund, John Hancock Medium Capitalization Growth Fund, and John Hancock Small Cap Equity Fund Y (the "Funds") and Amendment of Section 5.11


Abolition of the Funds

         The undersigned, being a majority of the Trustees of John Hancock Institutional Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated June 6, 2000, as amended from time to time (the "Declaration of Trust"), do hereby abolish the John Hancock Active Bond Fund, John Hancock Core Growth Fund, John Hancock Core Value Fund, John Hancock Independence Balanced Fund, John Hancock Independence Medium Capitalization Fund, John Hancock International Equity Fund, John Hancock Medium Capitalization Growth Fund, and John Hancock Small Cap Equity Fund Y and in connection therewith do hereby extinguish any and all rights and preferences of such Funds as set forth in the Declaration of Trust and the Trust's Registration Statement on Form N-1A. The abolition of the Funds are effective as of August 28, 2002.


Amendment of Section 5.11

         The undersigned, being a majority of the Trustees of John Hancock Institutional Series Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Section 8.3 of the Amended and Restated Declaration of Trust dated June 6, 2000, as amended from time to time, do hereby amend Section 5.11, effective August 28, 2002, as follows:

         1. Section 5.11 (a) shall be deleted and replaced with the following:

         Without limiting the authority of the Trustees set forth in Section 5.1 to establish and designate any further Series or Classes, the Trustees hereby establish the following Series: John Hancock Focused Small Cap Growth Fund, which consists of Class A Shares, Class B Shares, Class C Shares, and Class I Shares; John Hancock Independence Diversified Core Equity Fund II, consisting of Class I Shares; and John Hancock Dividend Performers Fund, consisting of a single class of shares (the "Existing Series").


         IN WITNESS WHEREOF, the undersigned have executed this instrument on the 27th day of August 2002.


_________________________________
James F. Carlin

_________________________________
Charles L. Ladner
_________________________________
William H. Cunningham

_________________________________
Steven R. Pruchansky
_________________________________
John M. DeCiccio

_________________________________
Norman H. Smith
_________________________________
Ronald R. Dion

_________________________________
John P. Toolan
_________________________________
Maureen R. Ford





         The Declaration of Trust, a copy of which, together with all amendments thereto, is on file in the office of the Secretary of State of The Commonwealth of Massachusetts, provides that no Trustee, officer, employee or agent of the Trust or any Series thereof shall be subject to any personal liability whatsoever to any Person, other than to the Trust or its shareholders, in connection with Trust Property or the affairs of the Trust, save only that arising from bad faith, willful misfeasance, gross negligence or reckless disregard of his/her duties with respect to such Person; and all such Persons shall look solely to the Trust Property, or to the Trust Property of one or more specific Series of the Trust if the claim arises from the conduct of such Trustee, officer, employee or agent with respect to only such Series, for satisfaction of claims of any nature arising in connection with the affairs of the Trust.